                                                                   EXHIBIT 10.19

- --------------------------------------------------------------------------------
Sprint and Critical Path                                      August 21, 1998
General Business Terms for Proposed Referral Agreement for e-mail hosting.

For discussion only-This document is in draft form and does not represent a commitment by either party to the contents or terms outlined herein. All terms and conditions set forth in this document are subject to change and until such time the parties have reached a final and executed agreement, neither party shall have any obligations to the other party.
- --------------------------------------------------------------------------------
                               CRITICAL PATH INC.
                               ------------------

                           E-MAIL SERVICES AGREEMENT
                           -------------------------

     THIS E-MAIL SERVICES AGREEMENT ("Agreement") is entered into as of the 14th day of September, 1998 ("Effective Date"), by and between Critical Path Inc. whose address is 320 First Street, San Francisco, CA 94105 (hereinafter referred to as "Company"), and Sprint Communications Company L.P., a Delaware Limited Partnership ("Sprint") whose address is 2330 Shawnee Mission Parkway, Westwood, Kansas 66205. The term of this Agreement shall consist of a Referral Period and a Resale Period (with each term as defined below). Section 1 of this Agreement shall apply only to the Referral Period. Sections 2 and 3 and all of the Exhibits shall apply only to the Resale Period. All remaining provisions of this Agreement shall apply to both periods.

1.  Provision of Services During Referral Period.
    --------------------------------------------

    1.1. Referral Period.  Sprint may within its sole discretion, refer
         ---------------
         authorized Sprint Customers ("Referred Customers") to Company as a source for e-mail hosting services from the Effective Date of this Agreement until Sprint and Company implement the transition of their relationship to a resale arrangement ("Referral Period") set forth in
         Section 2. During the Referral Period, Company will negotiate the pricing and all other details related to e-mail hosting and related services ("Referral Services") directly with the Referred Customers. The Referral Services to be provided to Referred Customers shall include e-mail hosting, server and network maintenance and second-level (telephone and web-basedl) support to Referred Customers during Company's then-current hours of support, set up and web-based e-mail client. The parties agree that additional Referral Services may be provided by Company to Referred Customers provided such services are not in conflict with this Agreement. Company will make reasonable efforts to refer its customers to Sprint for their data and voice communication needs. Company will provide Referral Services directly to Referred Customers and, during the Referral Period, Sprint will not be liable for any charges incurred for such services. Company will provide invoicing of Referred Customers on Sprint approved co-branded forms if Sprint requests such an option. Sprint will incur the expense of providing such co-branded forms to Company for use in billing Referred Customers. Nothing in this Agreement requires Sprint to refer any Customers to Company during the Referral Period.

    1.2. Compensation: Each month during the Referral Period, Company shall pay Sprint a one-time Referral fee of [**] Live Mailbox (as defined below): (i) which has been Live for at least three (3) months, and (ii) for which no Referral fee has yet been paid by Company to Sprint. As used in this paragraph, "Live Mailbox" means each mailbox (or group of mailboxes) made available for use by the Referred Customer during the Referral Period. Such amounts shall be payable by Company to Sprint within thirty (30) days of the last day of the month during the Referral Period.

                                 Confidential                       Page 1

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         Sprint shall not pay financial compensation for Customers referred to Sprint by Company.

    1.3. Sprint Contact: During the Referral Period Company agrees to work in good faith with those Customers who may be referred by Sprint pursuant to this Agreement. Company agrees during the term of this Agreement that it shall not propose Internet services (including but not limited to web hosting, Internet access, or other IP services) available from Sprint ("Internet Services") from companies other than Sprint when working with Referred Customers. In the event that this Agreement is terminated during the Referral Period, Company agrees that it shall not solicit Referred Customers for Internet Services business for a period of one year after termination.

    1.4. Customer Ownership: Company understands that it is Sprint's intention to transition all Referred Customers acquired during the Referral Period as described in Section 2 of this Agreement. Therefore, Company shall track and report monthly those Referred Customers contacted and activating Referral Services as a result of Sprint references. Company also agrees that any agreements that it enters into with Referred Customers will allow assignment to Sprint at the time that the parties transition to the Resale Period. Additionally, Company will acquire two (2) toll free numbers from Sprint at Company's expense for Referral Sales and Customer Service use during the Referral Period.

    1.5. Company Information: Company agrees that Sprint may make public to potential customers written information obtained from Company during the Request For Information ("RFI") process utilized by Sprint in setting up this program. Such information from the RFI responses may be made available by Sprint to potential customers to inform them of the capabilities of Company in connection with making referrals to Company under this Section 1 ("Permitted Use"). Before Sprint makes any such disclosure of Company information, Sprint shall submit to Company a complete copy of the information Sprint intends to use for the Permitted Use, and Company shall approve such information and may add to or redact portions as Company deems necessary to protect its confidential or proprietary information. Sprint agrees to use only the information approved by Company for the Permitted Use. Company may request from time to time a copy of such RFI information used by Sprint under this Section.

    1.6. Conflict of Interest: Company agrees to advise Sprint of any conflict of interest that may arise during the course of this Agreement. Sprint acknowledges and agrees that any e-mail hosting services agreement which does not include referral services by Company that Company may enter into with another telecommunications provider or other competitor of Sprint shall not be deemed a conflict of interest under this Section.

2.  Provision of Services During Resale Period.
    ------------------------------------------

    2.1. Services to be Provided During Resale Period.  Within 30 days of
         --------------------------------------------
         Sprint's notice of intent to transition from referral relationship set forth in Section 1 ("Transition Notice"), Company shall provide, and Sprint hereby accepts, e-mail outsourcing services described in Exhibit A ("Services") which Sprint may resell to authorized Sprint Customers ("Customer(s)"). Sprint hereby agrees that it will access, re-sell and make the Services available to Customers only pursuant to Exhibit B-Terms of Use attached to this Agreement, as may be modified by either party from time to time upon notice to the

                                 Confidential                       Page 2
         other party, or under similar terms and conditions as agreed to in advance by both parties. Sprint agrees to notify, and to obtain binding consent from, Customer(s) of the Terms of Use prior to such Customer(s) initial use of the Services. Company shall make all services available and ready for resale by Sprint within thirty (30) days of Sprint's Transition Notice, excluding billing system integration requirements set forth by Sprint.

    2.2. Set-Up Of Services For Customers Acquired During Resale Period.  Sprint
         --------------------------------------------------------------
         shall provide to Company Customer(s) information and materials, such as the domain name, e-mail addresses and passwords, ("Customer Information") necessary for Company to transition Customer(s) current e-mail system to Company's e-mail messaging system through which Company provides the Services ("Company System"). Upon receipt of Customer Information, Company shall perform the set-up and other initial services before such Customer(s) will have access to the Company System. The parties agree to work together to achieve a transition to the Company System, including branding the Web Mail Page as provided in Exhibit A, so that to the Customer(s) it is not apparent that the Services are being outsourced by Sprint to Company.

    2.3. Transition of Referred Customers.   Company shall also transition all
         --------------------------------
         Referred Customers acquired during the term of the Referral Period to Sprint under the terms and conditions of this Agreement within thirty
         (30) days of Sprint's written request for transition of Referred Customers. Company agrees to take all reasonable steps to accomplish said transition of Referred Customers to Sprint, including assigning to Sprint any agreements for Services that Company has entered into with Referred Customers.

    2.4. Privacy.  Company has a corporate policy to respect the privacy of
         -------
         Customer(s) and their e-mail messages that are transmitted through the Company System or by means of the Services. Company will only access and disclose information as necessary to comply with applicable laws and government orders or requests, to provide the Services, to operate or maintain its systems or to protect itself or its clients. Company will maintain and adhere to industry accepted practices with respect to processes and procedures for maintaining the privacy of all Customer Information and e-mail provided to Company through the Services or otherwise under this Agreement and for compliance with all applicable privacy protection laws.

    2.5. Compliance with Laws. Each party agrees to comply with all applicable
         --------------------
         laws, rules and regulations, including any Internet regulations or policies, privacy laws and applicable export laws, in its performance under this Agreement.

    2.6. Suspension or Termination.  If Company becomes aware of or suspects any
         -------------------------
         violation of Exhibit C-Terms of Use by Sprint or any Customer, Company first shall attempt to notify Sprint and provide reasonable detail of such violation. The parties shall use best efforts to promptly resolve the matter. However, Company reserves the right to immediately suspend the provision of Services to Sprint or to such Customer as reasonably necessary to protect Company's interests.

    2.7. Modification of Services.  Company reserves the right to modify its
         ------------------------
         network connectivity or peering arrangements to the Internet ("Connectivity") or modify or discontinue certain features or functionality of the Company System from time to time. However, if Company intends to modify the Company System in any way that, in Company's

                                 Confidential                       Page 3
         opinion, would significantly affect Customers' use of or ability to use the Services, then Company shall provide reasonable prior notice to Sprint of any such modification, no less than sixty (60) days prior to such modifications. If Company intends to modify the Connectivity of the Company System to the Internet for any reason, then Company shall provide prior notice to Sprint no less than thirty (30) days prior to such modification.

    2.8. Advertisements and Commercial Use.  Sprint and Company may solicit
         ---------------------------------
         third parties for advertisements; however, Sprint shall maintain sole discretion over third party advertisements to be included for display on Sprint's "Web Mail Page" to Customer(s). Customer(s) shall have the option to receive ads or not. Customer(s) shall have the option to solicit and sell ad space for display to their user base only pursuant to the terms and conditions of Exhibit A, Section E.1.c. All parties shall share in the Advertising Revenue resulting therefrom as provided in Exhibit A. Each party shall be solely responsible for all obligations, liabilities and duties under any and all agreements with third parties with regard to such advertisements, unless otherwise expressly agreed in writing by the other party. Sprint agrees that it will resell the Services only bundled with other products and services and not as a stand-alone service or product offering. Sprint and Customer(s) agree that they will not make commercial use of, obtain advertising to be included on its Web Mail Page or otherwise generate income from, the Services or the Company System, other than as provided in Exhibit A or as permitted under the terms and conditions of this Agreement.

    2.9. Year 2000 Compliance.  Company warrants that Company's provision of
         ---------------------
         Services to Sprint, and any related deliverables provided to Sprint under this Agreement, will not be adversely affected by the occurrence or use of dates before, on, or after January 1, 2000 A.D., including dates and leap years between the twentieth and twenty-first centuries ("Millennial Dates"). Any deliverables (including any software, hardware or firmware product(s) delivered by Company to Sprint) will without error or omission, create, receive, store, process and output (collectively, "Compute") information related to Millennial Dates. This warranty includes, without limitation, that the deliverables will accurately, and without performance degradation, Compute Millennial Dates, date-dependent data, date-related interfaces, or other date-related functions (including, without limitation, calculating, comparing, and sequencing such functions). At Sprint's request, Company will provide written evidence sufficient to demonstrate adequate testing and conversion of the deliverable to meet the foregoing requirements.

3.  Pricing and Payment During the Resale Period.
    --------------------------------------------

    3.1.  Pricing and Payment.  Exhibit A specifies Company's charges for the
          -------------------
         Services to Sprint and other payment provisions. Sprint and/or Customer(s) shall be responsible for payment of any and all taxes (excluding taxes based on Company's net income) based upon the use or resale of the Services under this Agreement, to the appropriate taxing authority or jurisdiction.

    3.2  Current Prices. Subject to Section 3.2.1, Exhibit A sets forth
         --------------
         Company's current matrix of prices for the Services to be performed hereunder for the period commencing on the Effective Date and ending on the last day of the month containing the twelve month anniversary of the Effective Date ("Initial Pricing Period").

         3.1.1. Adjustments to Prices.

                                 Confidential                       Page 4

         3.1.1.1. If Company and Sprint mutually agree that Company shall provide additional Services to Sprint or perform Services not then covered by the price matrix, Company shall revise Exhibit A accordingly, to add the applicable prices for such Services.

         3.1.1.2. In the event Sprint requests variations of any of the Services provided by Company hereunder as set forth in Exhibit A and, in Company's reasonable judgement such variation or variations (either individually or in the aggregate) have a material effect on the prices set forth in Exhibit A for the Services to be performed, Company and Sprint shall agree to revise Exhibit A to set forth prices for such Services which reflect such variation(s).

         3.1.1.3. Subject to the provisions of Section 3.3, Company shall amend Exhibit A to adjust the Service prices set forth thereon for the twelve month period following the Initial Pricing Period and for each twelve month period thereafter during the term of this Agreement upon written notice to Sprint in each case not less than ninety (90) days prior to commencement of such twelve month period.

    3.2. Market Testing. Sprint shall be entitled to market test Company
         --------------
         prices for Services set forth in Exhibit A hereto on a quarterly basis during the term of this Agreement and, in addition, at any time that such prices are adjusted by Company in accordance with Section 3.2. The determination of Company price competitiveness is to be based upon the overall charges to Sprint by Company for Services being provided as described in Exhibit A. Such market testing is intended to confirm whether Company prices are competitive with the lowest end of the market consisting of quality, full turnkey E-mail Service providers with comparable volume, features, functionality and support. If prices are not competitive as reasonably shown by such market test and as agreed by Company, and Company has not remedied in thirty (30) days, Sprint may terminate this Agreement pursuant to Section 7.

    3.3. Reports and Audit. Each party shall submit with each of its payments
         -----------------
         to the other party a detailed report of the calculation of each such payment. Each party will retain records relevant to its calculations of the payments made to the other party during the term of this Agreement and for a two (2) year period thereafter. Each party shall have the right, at its expense, acting through a certified public accountant, to examine and audit such records at all reasonable times, on at least ten
         (10) days notice to the other party, but no more than once every six
         (6) months.

4.  Disclaimer of Warranties.
    ------------------------

    4.1. THE SERVICES ARE PROVIDED, AND THE COMPANY SYSTEM IS MADE AVAILABLE, BY COMPANY TO SPRINT AND CUSTOMERS "AS IS." COMPANY AND ITS SUPPLIERS MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, REGARDING THE SERVICES OR THE COMPANY SYSTEM AND SPECIFICALLY DISCLAIM THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT, TO THE MAXIMUM EXTENT POSSIBLE BY LAW.

                                 Confidential                       Page 5

    4.2. Other than the services, processes and procedures to be followed by Company pursuant to EXHIBIT C - Service Level Agreement, Company and its suppliers make no warranties regarding the quality, reliability, timeliness or security of the Services or the Company System or that the Services or the Company System will be uninterrupted or error free. Company and its suppliers assume no responsibility or liability for the deletion or failure to store, or to store properly, e-mail messages. Sprint and Customers assume the entire risk in downloading or otherwise accessing any data, files or other materials obtained from third parties as part of the Services or by means of the Company System, even if Sprint or Customer has paid for virus protection services from Company.

    4.3. Sprint shall be solely responsible for any warranties provided to Customers with respect to the Services or the Company System.

5.  Limitation of Liability.
    -----------------------

    5.1. IN NO EVENT SHALL EITHER PARTY, OR ITS SUPPLIERS, BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, EXEMPLARY, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS, EVEN IF THE PARTY OTHERWISE LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

    5.2. Company shall not be responsible for any delays, errors, failures to perform, interruptions or disruptions in the Services or the Company Systems caused by or resulting from any act, omission or condition beyond Company's reasonable control, whether or not foreseeable or identified, including without limitation acts of God, strikes, lockouts, riots, acts of war, governmental regulations, fire, power failure, earthquakes, severe weather, floods or other natural disease or Customer's or any Customer's third party's hardware, software or communications equipment or facilities.

    5.3. In the event of disruption of the Services or availability of the Company System for a continuous period longer than twenty-four (24) hours, Sprint's sole remedy shall be refund of a pro rata portion of the price paid for the affected Services during such period of disruption. Company's entire liability, and Sprint's and Customer's entire and exclusive remedy, under this Agreement for any damages from any cause whatsoever, regardless of form or action, whether in contract, negligence or otherwise, shall in no event exceed an amount equal to the price paid for the Services out of which the claim arose.

6.  Confidential Information.  Each party agrees to keep confidential and to
    -------------------------
    use only for purposes of performing under this Agreement, any proprietary or confidential information of the other party disclosed pursuant to this Agreement which is appropriately marked as confidential or which would reasonably be considered of a confidential nature, and, except as otherwise permitted by Section 9 of this Agreement, the terms of this Agreement and all negotiations relating thereto. The obligation of confidentiality shall not apply to information which is publicly available through authorized disclosure, is known by the receiving party at the time of disclosure as evidenced in writing, is rightfully obtained from a third party who has the right to disclose it, or which is required by law to be disclosed. Upon any termination of

                                 Confidential                       Page 6
    this Agreement, each party shall return to the other party all confidential information of the other party, and all copies thereof, in the possession, custody or control of the party.

7.  Indemnification.  Each party (the "Indemnitor") shall defend, indemnify, and
    ---------------
    hold the other party (the "Indemnitee") harmless from and against any claims, losses, actions, demands or damages, including reasonable attorney's fees, resulting from any act, omission, negligence, or performance under this Agreement by the Indemnitor, its Customers, agents or representatives. This indemnity shall not apply to the extent the portion of such claim, liability, loss, cost, damage or expense is the result of the negligence or willful misconduct of the Indemnitee, its clients, agents or representatives, or to the extent liability is disclaimed or limited by either party under this Agreement. The indemnity obligations set forth in this Section are contingent upon: (a) the Indemnitee giving prompt written notice to the Indemnitor of any such claim(s); (b) the Indemnitor having sole control of the defense or settlement of the claim; and (c) at the Indemnitor's request and expense, the Indemnitee cooperating in the investigation and defense of such claim(s).

8.  Term and Termination.
    --------------------

    8.1. Term.  This Agreement shall continue in effect from the Effective
         ----
         Date for [**] period, and thereafter shall renew automatically for successive [**] year periods unless either party gives the other party at least sixty (60) days prior written notice of its intent not to renew the Agreement.

    8.2. Termination for Convenience.  Notwithstanding the foregoing, either
         ---------------------------
         party may terminate this Agreement at any time, without cause, upon one hundred-twenty (120) days prior written notice to the other party.

    8.3. Termination for Breach. Notwithstanding the foregoing, either party may
         ----------------------
         terminate this Agreement by giving to the other party written notice of such termination and an opportunity to cure within thirty (30) days after receipt of such notice, upon the occurrence of any of the following events: (i) the other party materially breaches or defaults in any of the material terms or conditions of this Agreement, (ii) the other party makes any assignment for the benefit of creditors, is insolvent or unable to pay its debts as they mature in the ordinary course of business, or (iii) any proceedings are instituted by or against the other party in bankruptcy or under any insolvency laws or for reorganization, receivership or dissolution.

    8.4. Effect of Termination.  Upon any termination of this Agreement, Company
         ---------------------
         shall immediately cease providing all Services, and Sprint and Customers shall no longer have access to the Company System. Except in the event of termination for Sprint's breach, Company shall work with Sprint in the migration of its e-mail system back to its setup in existence immediately before the Effective Date of this Agreement. Thereafter, Company shall delete all stored e-mail messages of Sprint and Customers on the Company System. Within sixty (60) days of any termination of this Agreement, each party shall pay to the other all unpaid fees accrued prior to termination.

                                 Confidential                       Page 7


[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

    8.5. Survival.  Sections 3.1, 3.4, 4, 5, 6, 7, 8.4, 8.5 and 10 and Exhibit
         --------
         A (as to amounts accrued but unpaid and paragraph B.4) shall survive any expiration or termination of this Agreement.

9.  Publicity and Demo Accounts.
    ---------------------------

    9.1  Publicity.  During the term of this Agreement, upon prior written
         ---------
         consent of the other party, either party may promote its relationship in press releases, sales presentations, sales collateral, sales training and its web site. Neither party may without the other party's prior written consent issue any news releases, or any public announcement, denials or confirmations with respect to this Agreement or its subject matter.

    9.2  Demo Accounts.  During the term of this Agreement, Company shall
         -------------
         provide Sprint with access to a mutually-agreeable number of email accounts ("Demo Accounts"), at no additional charge, for use by Sprint in demonstrating the administrative and end user features of the Services to Sprint's sales personnel and to Customers and potential Customers. Such Demo Accounts shall be available at the domain "sprint.cp.net" and shall include the features and functionality of the Services as generally available and in beta testing (which may be subject to a beta testing or evaluation agreement) by Company.

10. Miscellaneous.
    -------------

    10.1 Entire Agreement.  This Agreement, together with all Exhibits and any
         ----------------
         Schedules accepted by Company, constitutes the entire agreement of the parties with respect to the subject matter of this Agreement. This Agreement supersedes any and all agreements, either oral or written, between the parties to this Agreement with respect to the subject of this Agreement. Except as otherwise expressly provided herein, this Agreement may be modified only by a writing signed by an authorized representative of each party.

    10.2 Notices.  Notices under this Agreement shall be in writing and shall be
         -------
         deemed given when delivered personally, or by e-mail (with confirmation of receipt) or conventional mail (registered or certified, postage prepaid with return receipt requested). Notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change the address by written notice in accordance with this paragraph.

    10.3 Assignment.  This Agreement shall be binding upon and inure to the
         ----------
         benefit of the subsidiaries, affiliates, successors and permitted assigns of the parties to this Agreement. Neither party may transfer, sublicense or otherwise assign this Agreement or any of its rights or obligations hereunder without the other party's prior written consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement to (i) any entity in which the party has a greater than fifty-percent (50%) equity ownership interest or of which the party has voting control, or (ii) to person or entity that buys fifty percent (50%) or more of that party's stock or all or substantially all of that party's assets.

                                 Confidential                       Page 8

    10.4 General Provisions. Nothing contained in this Agreement is intended or
         ------------------
         is to be construed to constitute Company and Sprint as partners or joint ventures or either party as an agent of the other. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be reformed only to the extent necessary to effect the original intention of the parties, and all remaining provisions shall continue in full force and effect. No waiver of any rights hereunder shall be deemed to be a waiver of the same or other right on any other occasion.

    10.5 Dispute Resolution. Any dispute, controversy or claim concerning or
         ------------------
         relating to this Agreement shall be resolved in the following manner:

         10.5.1 The parties agree to use all reasonable efforts to resolve the dispute through direct discussions. To that end, either party may give the other party written notice of any dispute not resolved in the normal course of business. Upon such notice, the parties shall attempt in good faith to resolve the dispute promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement.
         10.5.2 If the parties are unable to resolve the dispute by such means within thirty (30) days of the notice date, or such other time period as mutually agreed, then either party may commence arbitration pursuant to the Rules of Commercial Arbitration of the American Arbitration Association ("AAA"), as modified or supplemented under this Section 10.5. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1, et. Seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction or application may be made to such a court for judicial recognition and acceptance of the award and any appropriate order including enforcement. The arbitration proceedings will be held in San Francisco, California, if initiated by Sprint, or in Kansas City, Missouri, if initiated by Company, or at such other location as the parties may agree.
         10.5.3 The arbitration proceedings contemplated by this Section shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, contents or results of any proceedings conducted in accordance with this Section, and materials submitted in connection with such proceedings shall not be admissible in any other proceedings, provided, however, that this confidentiality pro vision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The parties agree that any decision or award results from proceedings in accordance with this Section shall have no preclusive effect in any other matter involving third parties.
         10.5.4 Notwithstanding any of the foregoing, either party may request injunctive and equitable relief either from the arbitrators or from a court in order to protect the intellectual property rights or trade secrets of the party, pending the resolution of the dispute by arbitration as provided hereunder.

   10.1. Relationship of the Parties. This Agreement does not constitute or
         ---------------------------
         create a joint venture, pooling arrangement, partnership, agency or formal business organization of any kind. The Parties shall be independent contractors for all purposes at all times and neither Party shall act as or hold itself out as agent for the other or create or attempt to create liabilities for the other Party.

IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

CRITICAL PATH INC.                   SPRINT COMMUNICATIONS COMPANY L.P.

                                 Confidential                       Page 9

By_______________________________    By_________________________________

Its_______________________________   Its________________________________

                                 Confidential                            Page 10

                                 Confidential

                                   EXHIBIT A
                                   ---------
                     SERVICES, CHARGES AND PAYMENT SCHEDULE
                     --------------------------------------

This Services and Charges Schedule is attached to and made a part of the E-mail Services Agreement between Sprint and Company (the "Agreement") and is subject to the terms and conditions of the Agreement. This Exhibit A shall apply to Services provided to Sprint during the Resale Period.

A. Services Charges - Sprint agrees to pay Company the following amounts for the following Services during the Initial Pricing Period :

     1)   POP3 e-mail hosting:  Sprint will pay to Company a basic monthly POP
          -------------------
          email hosting fee per active mailbox - in accordance with the following tiered volume schedule:

          [**]                            [**]/mailbox/month
                    1,001 -  20,000       [**]/mailbox/month
                   20,001 -  75,000       [**]/mailbox/month
                   75,001 - 150,000       [**]/mailbox/month
                  150,001 +               [**]mailbox/month

          [**]

                TOTAL INVOICE = [**]

     Each POP3 mailbox includes the following features:
             .   Automated account administration via an Account Provisioning
                 Protocol(APP), and a secure (SSL-based) Web interface for easy, instant individual account provisioning
             .   Company's state-of-the-art, Web-based email interface, branded to match Sprint's and/or Customer(s) look and feel
             .   [**] MB of disk space
             .   Multiple domain hosting
             .   Segmentable, LDAP accessible directory services (to be
                 available October 1, 1998)
             .   Domain administrator ability to send email to all users at a domain
             .   Search-the-Web capability
             .   Live, 24 x 7 Tier 2 support, and the assignment of a Company relationship manager to oversee Sprint's ongoing support needs
             .   A team of software developers dedicated to the continuing
                 enhancement of email performance and functionality
             .   Seamless and ongoing introduction of new features, with
                 minimal need for existing users or administrators to upgrade software or equipment
             .   Additional features in advance of or simultaneous with
                 general availability from Company
             .   Send and receive attachments up to 4 MB
             .   Spam blocking

     Company's Web-based email Interface includes all POP3 features plus the following features:

                                 Confidential                       Page 11

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

             .   Company's customizable Web Mail interface offers Sprint and
                 Customer(s) the opportunity to share in advertising revenue, as well as a chance to extend Sprint's brand.
             .   Send, receive, forward, and reply to email messages
             .   Create and manage folders and filters
             .   Customize preferences (signatures, return address, expandable email window, etc.)
             .   Change passwords
             .   Set up auto-forwarding and auto-response
             .   Use spell-check (general availability planned for 10/15/98)
                 and create an address book
             .   Send and receive HTML formatted messages
             .   Additional features in advance of or simultaneous with
                 general availability from Company

     2)   Premium features: Sprint agrees to pay Company the following amounts
          ----------------
          for the following premium features: [TO BE REVISED]

     Virus Protection                                          $TBD / Month / Mailbox
- -----------------------------------------------------------------------------------------------------
     Certified mail                                            TBD
- -----------------------------------------------------------------------------------------------------
     Return Receipt Delivery                                   TBD
- -----------------------------------------------------------------------------------------------------
     Archiving (storage > 5 MB)                                [**] / 5 extra MBs / Month / Mailbox
- -----------------------------------------------------------------------------------------------------
     IMAP                                                      [**]
- -----------------------------------------------------------------------------------------------------
     Permanent Archiving                                       [**]
- -----------------------------------------------------------------------------------------------------
     Mailing List Management                                   [**]
- -----------------------------------------------------------------------------------------------------
     Groupware: calendaring, electronic forms                  [**]
- -----------------------------------------------------------------------------------------------------
     Unified Messaging                                         [**]
- -----------------------------------------------------------------------------------------------------

       Company will attempt to provide reasonable advance notice to Sprint of additional premium features and their expected availability. Charges to Sprint for listed features not yet available and any additional features not listed that become available will be negotiated in good faith by both parties in advance of general availability if Sprint notifies Company that it wishes to order such features.

   2)  IMAP:  [**]

   3)  Billing Cycle: The billing cycle for computing all billable items of all
       --------------
       Company services shall, for the purposes of this Agreement, be for the period commencing on the first day of each month and ending on the last day of each month. As used in this Exhibit, "Live Mailboxes" means mailboxes (or group(s) of mailboxes) that have been tested, accepted and signed off by the Sprint Customer and available for use by such Customer under this Agreement. During the Resale Period, only Live Mailboxes that have been Live for at least five (5) calendar days of the first month in which such Mailboxes became Live shall be billable. Live Mailboxes will not include any mailboxes of Referred Customers that are transitioned during the Resale Period.

B.     Branding of Web Mail Page

            1.  Fees - Sprint will pay to Company a one-time fee of [**] for
                ----
                branding Sprint's Web Mail Page. In addition, if Company performs branding of any Customer's Web Mail Page, Sprint will pay to Company a one-time fee of [**] for Company's branding of each such Web Mail Page to Customer's

                                 Confidential                       Page 12

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                specifications. Any additional services or any customization above and beyond the basic branding and development of the Web Mail Page, automatic sign-up page, and signatures will be billed at $75 per hour, with a minimum of one hour per request.

            2.  Provision, Development and Approval - Sprint shall provide
                -----------------------------------
                Company with all text and images ("Branding Materials") necessary for Company to brand Sprint's or Customer's Web Mail Page. Sprint will ensure that Sprint and Customer(s) have full power and authority to provide to Company, and to authorize Company's use of, the Branding Materials provided by Sprint for branding the Web Mail Page, and Sprint agrees to defend and indemnify Company with respect to any claims arising from Company's use of such Branding Materials. Company shall develop the branded Web Mail Page using such Branding Materials and shall provide, or otherwise make available to Sprint and Customer, such developed Web Mail Page for review and approval, which approval shall not be unreasonably withheld, delayed or conditioned. Customer(s) approval shall be deemed given if Sprint does not provide to Company notice of its rejection of the branded Web Mail Page within seventy-two (72) hours of Company's provision of it.

            3.  Modifications - Once approved, Company shall only be obligated
                -------------
                to make one change to the look and feel of the branded Web Mail Page and the automatic sign-up page at no additional charge. Any further requested changes will be chargeable at the rate of $50 per hour with a minimum of one hour per request.

            4.  Proprietary Rights - Sprint hereby grants, and Sprint will
                ------------------
                ensure Customer(s) grants, to Company a non-exclusive, nontransferable, worldwide, royalty-free, irrevocable (during the term of the Agreement) license to reproduce, display, perform, modify, prepare derivative works of and otherwise use the Branding Materials for the purpose of branding Sprint's or Customer's Web Mail Page and making such Web Mail Page available through the Company Services to Customer(s) and Sprint. Customer(s) shall retain all other proprietary right it may have in and to the Branding Materials. Company shall retain all proprietary rights in and to the Company Services (not including the Branding Materials as incorporated into Customer(s) Web Mail
                Page) and all development tools, routines, subroutines, applications, software and other materials (not including the Branding Materials) that Company may use in connection with branding the Web Mail Page.

C. Support -Company shall provide 2nd tier telephone support to Sprint twenty-four (24) hours a day, seven (7) days a week. Company shall use reasonable efforts to respond to such requests for support. Sprint shall be responsible for first-level telephone support to Customers and for all other support not otherwise specified herein to Customers.

D. Payment by Sprint to Company - All fees for Company Services shall be applicable for any month, or portion thereof as defined in Section A of this Exhibit, in which such Services are rendered. All fees are payable by Sprint within thirty (30) days of the end of each month in accordance with this Schedule and the Agreement. In addition, if during the previous month, Company performed any work on the branding of the Web Mail Page as provided herein, Sprint shall include the applicable fees for such work in the next month's payment. Payments postmarked after the due date shall be subject to a late fee of one and one-half percent (1.5%) per month, or, if less, the maximum amount allowed by applicable law.

                                 Confidential                       Page 13

            1.  Invoicing - Invoices shall be prepared in one (1) original and
                ---------
                two (2) copies submitted in accordance with the following instruction and shall reference Contract No. __________________ and Cost Center __________________.

                        Original Invoice:  Sprint
                        Accounts Payable - MOKCMD0401
                        Post OffIce Box 5409
                        Kansas City, Missouri 64131-5409

                        One Copy:  Sprint
                        Mark Dalton - MOKCMY0405
                        Partner Management
                        8330 Ward Parkway
                        Kansas City, Missouri 64105

                        One Copy:  Sprint
                        Tad Jones - MOKCMY0405
                        Product Manager
                        8330 Ward Parkway
                        Kansas City, Missouri 64105

E.     Advertising Revenues

            1.  Sharing of Advertising Revenues - Sprint has the option of
                -------------------------------
                soliciting third parties for advertising on the Web Mail Page. If Sprint chooses this option, the parties shall share in the Advertising Revenues as follows :

                a)  If Sprint obtains the advertising:
                        [**] Sprint
                        [**] Company

                b) If Company obtains the advertising and its use is approved by Sprint:
                        [**] Company
                        [**] Sprint

                c) If either party obtains the advertising through a third party, the parties will share [**] of the net advertising revenue.

            2.  Payment - Sprint shall pay to Company its share of Advertising
                -------
                Revenues received by Sprint during the preceding month within ninety (90) days of the end of each month. Company shall pay Sprint its share of Advertising Revenues received by Company during the preceding month within ninety (90) days after the end of each month during the term of this Agreement. If, in prior remittances, the paying party included revenues in the calculation of Advertising Revenues, as to which during the preceding month the party granted credits or refunds, then the party may reduce the Advertising Revenues paid to the other party by the amount of any such credits or refunds.

            3.  Definitions - As used in this Exhibits A and B, if either party
                -----------
                obtains Advertising Revenue through a third party, "Advertising Revenues" shall mean the revenue received from third party ("Advertisers") by either party

                                 Confidential                       Page 14

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                from advertisements included on the Web Mail Page, less any commissions, credits, or refunds paid to Advertisers with respect to such revenues.

F. Storage Capacity - Each basic mailbox provided hereunder shall have a maximum storage capacity of [**] MBytes. Sprint may purchase from Company additional storage space for resale at then-current fees as defined in this Exhibit. Company shall notify Customer(s) and Sprint that Customer(s) mailbox is approaching or exceeds the maximum limit. Thereafter, if such Customer exceeds the maximum storage capacity for more than thirty (30) days beyond date of notification, Company may delete e-mail messages from the affected mailboxes, at Company's discretion.

                                 Confidential                       Page 15

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT B
                                   ---------
                                  TERMS OF USE
                                  ------------

Sprint's e-mail service ("Sprint Service") is provided to registered users (each, a "User") under these Terms of Use. BY COMPLETING THE REGISTRATION PROCESS, YOU ARE INDICATING YOUR AGREEMENT TO BE BOUND BY THESE TERMS OF USE.

Sprint's Acceptable Conduct Policy for Sprint INTERNET Products and Services

Sprint's Acceptable Conduct Policy (the "Policy") for Sprint IP Products and Services is designed to help protect Sprint, Sprint's customers and the Internet community in general from irresponsible or, in some cases, illegal activities.


Sprint IP customers shall not, nor shall they permit or assist others to abuse or fraudulently use Sprint IP Products and Services, including but not limited to the following:

1) Sending unsolicited e-mail that causes complaints from the recipients of such unsolicited e-mail; or,
2) Mailbombing (sending large quantities of unwanted or unsolicited e-mail to individual e-mail accounts); or,
3) Sending advertising, chain letters, spam, junk mail or any other type of unsolicited e-mailing (whether commercial or informational) to persons or entities that have not agreed to be part of such mailings; or,
4) Sending harassing, libelous, abusive, threatening, obscene or otherwise objectionable materials or materials which infringe or violate any third party's copyright, trademark, trade secret, privacy or other proprietary or property right, or that could constitute a criminal offense, give rise to civil liability or otherwise violate any applicable law or regulation; or,
5)  Sending viruses or other harmful, disruptive or destructive files; or,
6) Unauthorized attempts by a user to gain access to any account or computer resource not belonging to that user (e.g., "spoofing"); or,
7) Obtaining or attempting to obtain service by any means or device with intent to avoid payment; or,
8) Unauthorized access, alteration, destruction, or any attempt thereof, of any information of any Sprint customers or end-users by any means or device; or,
9) Knowingly engage in any activities that will cause a denial-of-service (e.g., synchronized number sequence attacks) to any Sprint customers or end-users; or,
10) Using Sprint's Products and Services to interfere with the use of the Sprint network by other customers or authorized users, or in violation of the law or in aid of any unlawful act.

It is Sprint's policy to respect the privacy of its Users. Sprint does not, and cannot, monitor, censor or edit the contents of User's e-mail messages. User alone is responsible for the contents of User's messages, and the consequences of any such messages.

User agrees that it will not use or attempt to use another person's or entity's account, service or system without authorization from the owner, nor will User interfere with the security of, or otherwise abuse, the Sprint Service, system resources or accounts, or any network or another user's use or enjoyment of the mail services. User may not forge header or address information. Sprint will only access and disclose information as necessary to comply with applicable laws and government orders or requests, to provide the services, to operate or maintain its systems or to protect itself or its suppliers. Sprint reserves the right to terminate User's account if it becomes aware and determines, in Sprint's sole discretion, that User is violating any of these Terms of Use.

                                 Confidential                       Page 16

Each Sprint IP customer is responsible for the activities of its customer base or end-users and, by accepting service from Sprint, is agreeing to ensure that its customers abide by this Policy. Complaints about customers or end-users of a Sprint IP customer will be forwarded to the Sprint IP customer's hostmaster for action. If irresponsible or illegal activity continues, then the Sprint IP customer's Products and Services may be subject to termination or other action as Sprint deems appropriate without notice.

As stated in the terms and conditions for Sprint IP Products and Services, Sprint has the right to terminate the account of an offending customer or take other action as Sprint deems appropriate without notice (e.g., address filtering).

Account and Password
  User is responsible for maintaining the confidentiality of its account number and password. User shall be responsible for all uses of its account, whether or not authorized by User. User agrees to immediately notify Sprint of any unauthorized use of its account.

Disclaimer of Warranties
  USER EXPRESSLY AGREES THAT USE OF THE SPRINT SERVICE IS AT USER'S SOLE RISK. THE SPRINT SERVICE IS PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS.

  SPRINT DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

  SPRINT DOES NOT MAKE ANY WARRANTY THAT THE SPRINT SERVICE WILL MEET USER'S REQUIREMENTS, OR THAT THE SPRINT SERVICE WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE; NOR DOES SPRINT MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SPRINT SERVICE OR AS TO THE ACCURACY OR RELIABILITY OF ANY INFORMATION OBTAINED THROUGH THE SPRINT SERVICE.

  USER UNDERSTANDS AND AGREES THAT ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE SPRINT SERVICE IS AT USER'S OWN DISCRETION AND RISK AND THAT USER WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO USER'S COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OF SUCH MATERIAL AND/OR DATA.

  SPRINT DOES NOT MAKE ANY WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH THE SPRINT SERVICE OR ANY TRANSACTIONS ENTERED INTO BY USE OF OR THROUGH THE SPRINT SERVICE.

  NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY USER FROM SPRINT OR THROUGH THE SPRINT SERVICE SHALL CREATE ANY WARRANTY NOT EXPRESSLY MADE HEREIN.

Limitation of Liability
  SPRINT AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, RESULTING FROM THE USE OR THE INABILITY TO USE THE SPRINT SERVICE OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES OR RESULTING FROM ANY GOODS OR SERVICES PURCHASED OR OBTAINED OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO BY MEANS OF OR THROUGH THE SPRINT SERVICE OR RESULTING FROM UNAUTHORIZED ACCESS TO OR ALTERATION OF USER'S TRANSMISSIONS OR DATA, INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, USE, DATA OR OTHER INTANGIBLE, EVEN IF SPRINT OR ITS SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                 Confidential                       Page 17

E-mail Message Storage
  Sprint does not assume any responsibility for the deletion or failure to store e-mail messages. If User exceeds the maximum permitted storage space, Sprint reserves the right to delete e-mail messages from the affected mailboxes, at its discretion.

Promotional Messages
  Sprint and/or third parties may, from time to time, send e-mail messages to User containing advertisements, promotions, etc. Sprint does not make any representation or warranty with respect to any such e-mail messages or any goods or services which may be obtained from such third parties, and User agrees that Sprint shall have no liability with respect thereto.

Indemnification
  User agrees to indemnify and hold Sprint, its suppliers and their respective affiliates, officers, directors, employees and agents, harmless from any claim, action or demand, including reasonable attorneys' fees, made by any third party due to, arising out of or related to User's use of the Sprint Service or the violation of these Terms of Use by User, including without limitation the infringement by User, or any other user of User's account, of any intellectual property or other right of any person or entity.

Applicable Law
  These Terms of Use shall be governed by and construed in accordance with the laws of the State of Kansas, without giving effect to its conflict of laws provisions.

Sprint reserves the right to modify these terms of use at any time.

                                 Confidential                       Page 18

                                   EXHIBIT C
                                   ---------

                            SERVICE LEVEL AGREEMENT

     This Exhibit C Service Level Agreement is attached to and made a part of the E-mail Services Agreement between Sprint and Company (the "Agreement") and is subject to the terms and conditions of the Agreement. This Exhibit C shall apply to Services provided to Sprint during the Resale Period.

1.  Performance

    Definition:  As used in this Exhibit, "system outage" means any unplanned
    ----------
    interruption in the provision of Company Services during which Customers are unable to access or use the Company Services and which is caused by a problem in the Company System and confirmed by Company. "System outage" does not include any interruptions in the Company Services caused by act, omission or condition beyond Company's reasonable control, such as acts of nature or any third party.

    Processing E-mails:  Monthly average server response time of less than 5
    ------------------
    seconds for 90% of requests. Measurement does not include network transmission time or delays. This average does not include any period of unforeseen, unsolicited bulk email messages that degrade service.

    Availability: Company will make all commercially reasonable attempts to
    ------------
    maintain 99.5% availability of all system services (not including regular maintenance intervals) at the following performance levels:

        .   SMTP accepting connections within [**] seconds
        .   POP accepting connections within [**] seconds
        .   Web-based email available and online [**]
        .   Account Provisioning System (APS) available and online [**]

    Maintenance Intervals:  Current maintenance intervals are Monday mornings
    ----------------------
    from 12:00 AM to 3:00 AM Pacific Standard Time. Company will notify Sprint a minimum of fourteen (14) days in advance of changing this maintenance interval.

    Procedures for System Outages:  In the event of a Customer-affecting
    -----------------------------
    scheduled outage (in which Customers will not be able to access and use the Company Services) is required, Company will send notification to Customers via e-mail no less than forty eight (48) hours in advance of the scheduled outage unless it is an emergency requiring immediate attention.

2.  Monitoring/Reporting

    Company shall include in all Customer records a Sprint Customer Identification code provided by Sprint.

    Company shall provide on a monthly basis customer reports sorted by Sprint Customer Identification code that includes the following information for each account:

        .   Number of mailboxes
        .   Number and type of premium services (as premium services are available)
        .   Number of messages sent/received per mailbox (Q1 '99)
        .   Number of Kbytes sent/received per mailbox (Q1 '99)
        .   Peak amount of storage used per mailbox (Q1 '99)
        .   Distribution of message sizes by Sprint Customer Identification (Q2
            '99)

                                 Confidential                       Page 19

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

    Company shall provide a monthly Stewardship report that will track the performance metrics stated in Section 1 of this Exhibit.

    Company shall provide Sprint with monthly reports which document all Company System outages or enhancements made during such month. Each report shall have capacity planning information outlined [above] and include, at a minimum, the following additional information:

    Utilization and Performance:
        .   Company System uptime
        .   Number of new Sprint mailboxes
        .   Number of deleted Sprint mailboxes
        .   Total number of Sprint mailboxes
        .   Mean storage used for mailboxes
        .   Number of Company System outages
        .   Company System total downtime and average daily and monthly downtimes

    Specific Outage Report:
        .   Time of outage
        .   Length of outage
        .   Affected areas
        .   Reason for outage
        .   Long term remedy
        .   Person notified

    Enhancement:
        .   Reason for change
        .   Areas affected

    This information will be emailed to Sprint by the third working day of the month following the reported month. Upon mutual agreement, the parties may add to or delete from this list of reports as appropriate.

3.  Escalation Procedures

Company shall notify Sprint or a Sprint designated agent in the event of a system outage. Company will send an email notice whenever possible. In the event that email is not working, or Company is otherwise unable to send an email message, then Company will notify Sprint by telephone within 30 minutes of the time that Company first learns of the outage.

        .   Sprint Notification:    Tad Jones
                                    PHONE:  816-854-2471
                                    FAX:  816-854-2623
                                    EMAIL:  tad.jones@mail.sprint.com

Status information, if known by Company, to include:
        .   reason for the outage; and
        .   estimated time for service restoration.

     If Customer experiences a system outage and has not been notified by Company, Sprint will contact the Technical Support staff at Company by pager at 415/764-6203 (or such other telephone number as provided by Company) for the latest status.

     Company will periodically notify Sprint with updated status for the duration of the outage. Company will attempt to so update Sprint every two
     (2) hours.

                                 Confidential                       Page 20

      Company will provide a post-incident summary that will include:
      cause of the problem; method used to correct the problem; and measures Company will take to prevent similar occurrences in the future.

    Company shall furnish necessary staff to provide the Services. Company shall use commercially reasonable efforts to provide Sprint with telephone access to an engineering staff member 24 hours a day 365 days a year. Upon notification of a problem with the Company System or the Services, Company shall evaluate and verify the problem and provide Sprint with a mutually agreeable time estimate for resolution of the problem. Company shall promptly commence remedial activities and use commercially reasonable efforts to complete the system outage resolution within the mutually agreed upon time estimate.

4.  Business Resumption

    In the event of a system outage, Company System will automatically switch processing from the primary server to a hot backup server in such a way as to not cause Customer(s) noticeable performance degradation as specified in
    Section 1 of this Exhibit.

5.  Sprint System Modifications

    Sprint agrees to notify Company no less than 72 hours in advance of any modifications and/or network configuration changes (including system maintenance) to, as well as upgrades and removal of devices that impact the production and network connectivity from, Sprint's system through which the Company Services are provided if they are outside of the scheduled Monday maintenance windows. If any such change will or could, in either party's opinion, result in incompatibility between the parties' respective systems or interruptions in the Company Services, then the parties shall work together to resolve any such issue before Sprint makes the change.

6.  Performance Review

    Company agrees to participate in periodic service performance reviews on a mutually agreed upon period or at either party's request. Each time cycle will be evaluated and proper personnel will be contacted if service levels are out of bounds. Some potential "triggers" currently include:

    .   Service response time is longer than a threshold
    .   Sudden spike in in/out-bound mail volume
    .   Load average sustained above a threshold
    .   Available disk space below a threshold
    .   Failed or interrupted tape backup
    .   Delivery logs showing an unusual pattern

7.  Backup Site

        Company shall provide a backup site for its primary message center which will be deployed in the event of a system outage with the primary message center and which will operate in accordance with Section 4 of this Exhibit. In the event of a West Coast disaster, Critical Path moves IP addresses to its East Coast Data Center. All protocols continue to work under a failover scenario, including but not limited to, POP, SMTP, IMAP, LDAP and webmail. Customers will not have access to stored messages in event of failover until primary service is restored. Such backup site is currently located in a facility of, Colocation Inc.,

                                 Confidential                       Page 21
    located on the east coast in Laurel, Maryland. Colocation Inc. is a carrier-neutral co-location facility with facilities on par with our primary interconnection point, DIGITAL's Palo Alto Internet Exchange (PAIX) located in Palo Alto California.

- --------------------------------------------------------------------------------
This is not intended as a final binding agreement on the part of the parties.
Both Sprint and Critical Path acknowledge that all terms set forth in this document are preliminary and subject to modification and addition. Neither party shall have any liability to the other party in the event Sprint and
Critical Path do not reach a final definitive Agreement. Both parties shall be responsible for any of their costs associated with development of a definitive agreement and any work performed prior to execution of a definitive Agreement.
- --------------------------------------------------------------------------------

                                 Confidential                       Page 22